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                          [MOSS ADAMS LLP LETTERHEAD]



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this registration statement of our report dated January 23, 1998, relating to the consolidated financial statements of Columbia Bancorp and subsidiaries, and to the reference to us under the caption "Experts" in the Prospectus.


MOSS ADAMS LLP



Portland, Oregon
September 24, 1998